Exhibit 99.1

FLOTEK INDUSTRIES, INC. ANNOUNCES SECOND QUARTER 2018 RESULTS

HOUSTON, August 7, 2018 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced results for the three and six months ended June 30, 2018.

“The second quarter was difficult and appears to mark a trough period in our Company’s financial and operating performance; it was, however, also dynamic with positive implications on the future. After a challenging start to the year, we experienced abrupt shifts in one of our key channels-to-market while simultaneously managing through the loss of our largest client due to cost pressures. Meanwhile, the citrus market faced unprecedented disruption in the past few periods due to disease and hurricanes, further testing our resolve. We recognize that these challenges have been disappointing for our stakeholders, but are being met and are being addressed by our leadership team, Board and employees,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer.

“As the quarter progressed, we began to experience a positive inflection in our sales opportunities, protected our liquidity, and executed further SG&A reductions. We have enhanced our Board, are finalizing the upgrade of our Enterprise Resource Planning (“ERP”) system and are executing on several other initiatives that are designed to maximize our financial performance which includes key updates below:”

•

Received the largest single Complex nano-Fluid® (“CnF®”) order in our Company’s history, following a multi-year, competitive and collaborative validation in support of a major unconventional gas project in the Middle East.

•

Prescriptive Chemistry Management® (“PCM®”) platform – providing full-service, value-added fluids systems customized for the unique complexities of our clients’ reservoirs - continues to expand, growing 33.5% sequentially, with indications of basin and product line expansions within our existing client base, including expansion of use of our CnF® technology.

•

Further reduction in cash SG&A, now reduced by a run-rate of $25.2 mil. from the 4Q16 reference point. De-layering of management and systems and process optimization remains ongoing with further savings anticipated through year end 2018.

•	Amended our credit facility with lenders to provide ample liquidity to execute business inflection through the second half of 2018 and deferred routine covenant testing until 1Q 2019.

•	Domestic ECT revenue held relatively flat, sequentially.

•	Continued targeted investment and expansion of our Consumer and Industrial Chemistry Technologies (“CICT”) segment, where we continue to identify high margin, organic growth opportunities in 2H 2018.

“Our organizational focus is expanding our client base, strengthening our channel-to-market strategy, product offering expansions, lowering our fixed costs and improving operational efficiency so that we can execute a market share strategy and return to positive cash flow and profitability in coming periods. We have expanded our Board depth and breadth and our new leadership team is having success positioning Flotek operationally, financially and competitively during these very dynamic times and as our results inflect,” stated Mr. Chisholm.

2Q Financial Snapshot

•	Revenue of $59.1 million for 2Q 2018 decreased 2.4% compared to 1Q 2018 and decreased 30.6% compared to 2Q 2017.

•	Cash SG&A of $13.1 million for 2Q 2018 (excluding stock compensation expense of $2.4 million) decreased 3.9% compared to 1Q 2018 and decreased 22.6% compared to 2Q 2017.

•	Net income (loss) of ($75.0) million for 2Q 2018, compared to $0.1 million for 1Q 2018 and net loss from continuing operations of ($1.1) million for 2Q 2017.

•	GAAP earnings (loss) per share (“EPS”) of ($1.30) for 2Q 2018, compared to $0.00 for the 1Q 2018 and GAAP EPS from continuing operations of ($0.02) for the 2Q 2017.

•	Adjusted EPS of ($0.34) for 2Q 2018, compared to $0.01 for 1Q 2018 and adjusted EPS from continuing operations of ($0.01) for 2Q 2017.

•

Adjusted EPS for 2Q 2018 excludes pre-tax charges of $37.2 million impairment to goodwill, $2.6 million write-down of assets held for sale, $1.2 million for discontinuation of corporate projects, and $0.4 million related to the closing of a business venture, and $22.8 million deferred tax asset valuation allowance, totaling $55.5 million, or $0.96 per share, net of tax. (See our Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings at the conclusion of this release.)

•	Adjusted EBITDA, a non-GAAP measure, of ($4.0) million for 2Q 2018, compared to ($1.0) million in 1Q 2018 and $6.0 million in 2Q 2017.

•

Free cash flow (operating cash flow less capital expenditures) of ($8.7) million for 2Q 2018, compared to ($13.5) million for 1Q 2018 and ($7.3) million for 2Q 2017 partially due to working capital investments of ($1.7) million as we fulfill a large CnF® order.

•	Net debt position of $46.0 million at 2Q end 2018 increased from $36.9 million at 1Q end 2018, principally due to inventory build, EBITDA losses and funding of Capex.

(Please refer to GAAP reconciliation tables in this release)

Second Quarter 2018 Results

For the three months ended June 30, 2018, Flotek reported revenue of $59.1 million, a decrease of $26.1 million, or 30.6%, compared to $85.2 million in the same period of 2017. Revenue decreased $1.4 million, or 2.4%, compared to first quarter 2018.

On a GAAP basis, Flotek reported net income (loss) for the three months ended June 30, 2018 of ($75.0) million, a decrease of $73.9 million compared to income (loss) from continuing operations of ($1.1) million in the same period of 2017. Income (loss) decreased $75.1 million compared to $0.1 million in the first quarter 2018. Flotek reported income (loss) per share (fully diluted) for the three months ended June 30, 2018 of ($1.30) compared to income (loss) per share from continuing operations of ($0.02) in the same period 2017.

Excluding select items, which can be found in the Reconciliation to Adjusted Net Income (Loss) table at the conclusion of this release, totaling $55.5 million, net of tax, or $0.96 per share, adjusted EPS was ($0.34) for the three months ended June 30, 2018, compared to adjusted EPS from continuing operations of ($0.01) for the three months ended June 30, 2017. (See our Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings at the conclusion of this release.)

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended June 30, 2018, was ($47.8) million, compared to $2.0 million for the three months ended June 30, 2017. Adjusted EBITDA for the three months ended June 30, 2018, which excludes select items found in the Reconciliation to Adjusted EBITDA at the conclusion of this release, was ($4.0) million compared to adjusted EBITDA for the three months ended June 30, 2017 of $6.0 million and adjusted EBITDA for the three months ended March 31, 2018 of ($1.0) million. Management believes that adjusted EBITDA provides useful information to investors to assess and understand operating performance and cash flows. (See our Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings at the conclusion of this release.)

A summary income statement reflecting second quarter results can be found at the conclusion of this release, as well as GAAP reconciliation tables.

Second Quarter 2018 – Segment Highlights

	2Q 2018	1Q 2018	% Change	2Q 2017	% Change
Energy Chemistry Technologies (“ECT”)

Revenue	$39.5 million	$41.1 million	(3.7%)	$65.9 million	(40.0%)
Income From Operations	($0.7) million	($0.2) million	(350.5%)	$9.3 million	(108.1%)
Adj. EBITDA	$4.2 million	$5.6 million	(25.2%)	$15.9 million	(73.5%)
Adj. EBITDA Margin	10.6%	13.7%	(306) bps	24.1%	(1344) bps
Consumer and Industrial Chemistry Technologies (“CICT”)

Revenue	$19.5 million	$19.4 million	0.5%	$19.3 million	1.2%
Income From Operations	$0.6 million	$2.4 million	(73.7%)	$1.2 million	(47.4%)
Adj. EBITDA	$1.5 million	$3.3 million	(53.9%)	$2.1 million	(27.2%)
Adj. EBITDA Margin	7.9%	17.2%	(930) bps	11.0%	(308) bps

*	Percentages may be different when calculated due to rounding.
**	Segment adj. EBITDA excludes stock based compensation, loss on sale of assets, R&I allocations and select items.
***	Income From Operations adjusted for impairment of goodwill.

Energy Chemistry Technologies Highlights (“ECT”):

•	Second quarter revenue decreased 3.7% sequentially to $39.5 million, and decreased 40.0% year-over-year.

•	Received the single largest CnF® order in Company history, which provides for visibility of growth through the second half of 2018.

•

Second quarter adjusted EBITDA margins decreased 3.1 percentage points sequentially to 10.6% and decreased 13.4 percentage points year-over-year. The declines in both comparable periods were driven primarily by startup costs associated with growth in PCM® opportunities and lower fixed cost absorption in plant operations.

•	Seven new patents were granted during the second quarter 2018.

Consumer and Industrial Chemistry Technologies Highlights (“CICT”):

•	Second quarter revenue increased 0.5% sequentially to $19.5 million, and increased 1.2% year-over-year.

•

Second quarter adjusted EBITDA margins decreased by 9.3 percentage points sequentially to 7.9% due to lower mix of Flavor and Fragrance products and higher mix of terpenes. Second quarter adjusted EBITDA margins decreased 3.1 percentage points year-over-year.

•	Expansion of our plant through recently completed distillation tower which is now fully operational.

•	Japan expansion is beginning to show signs of higher margin sales opportunities to become more consistent in future periods.

•	Showcased CICT’s 100% natural citrus ingredients at the largest domestic brewing conference and trade show, increasing the Company’s exposure to the beverage markets.

Balance Sheet and Liquidity

Net Debt increased $9.2 million from $36.9 million at first quarter end to $46.0 million at second quarter end, and increased $6.7 million year-over-year from $39.3 million at second quarter end 2017. Working capital requirements were $1.7 million for the second quarter 2018, primarily driven by inventory builds. Total liquidity at quarter end was $20.1 million. The balance on our credit facility as of June 30, 2018 was $49.1 million, compared to $39.7 million at first quarter end 2018. We expect working capital benefits in the second half of 2018 as seasonal citrus oil purchasing unwinds and as purchase orders related to a large unconventional gas project in the Middle East are recognized as revenue.

Flotek Outlook

In commenting about Flotek’s outlook, Chisholm added, “Our PCM® platform continues to experience strong demand from operators, and we believe our second quarter found a bottoming baseline of activity from which we expect to grow moving forward. In addition, we are excited to efficiently fulfill orders in support of a large Middle East unconventional gas project where our CnF® technology is being utilized. Taken together, we believe our ECT revenue could increase at least 18%-23% sequentially. This is in fact supported by our July revenue in the segment. In our CICT segment, we expect revenues could increase in the mid-single digits sequentially.

We do not expect any material increases to our SG&A levels looking ahead, but rather are working to realize the potential for further savings. However, we do remain mindful and vigilant of the inherent risks surrounding Permian takeaway capacity, the mobilization of frac equipment and the unpredictability in the timing of future international projects.”

Conference Call Details

Flotek will host a conference call on Wednesday, August 8, at 9:00 AM CT (10:00 AM ET) to discuss its operating results for the three and six months ended June 30, 2018. To participate in the call, participants should dial 800-671-8739 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.‘s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

Flotek Industries, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,096	$4,584
Accounts receivable, net of allowance for doubtful accounts of $820 and $733 at June 30, 2018 and December 31, 2017, respectively	43,218	46,018
Inventories, net	90,844	75,759
Income taxes receivable	2,659	2,826
Assets held for sale	2,250	—
Other current assets	5,797	8,737

Total current assets	147,864	137,924
Property and equipment, net	66,143	68,835
Goodwill	19,480	56,660
Deferred tax assets, net	—	12,713
Other intangible assets, net	47,025	48,231
Other long-term assets	531	527
Assets held for sale	—	4,998

TOTAL ASSETS	$281,043	$329,888

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,646	$22,048
Accrued liabilities	9,071	14,589
Interest payable	24	43
Current portion of long-term debt	49,126	27,950

Total current liabilities	83,867	64,630
Deferred tax liabilities, net	2,876	—

Total liabilities	86,743	64,630

Commitments and contingencies
Equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 61,641,525 shares issued and 56,909,623 shares outstanding at June 30, 2018; 60,622,986 shares issued and 56,755,293 shares outstanding at December 31, 2017	6	6
Additional paid-in capital	340,618	336,067
Accumulated other comprehensive income (loss)	(1,045)	(884)
Retained earnings (accumulated deficit)	(112,192)	(37,225)
Treasury stock, at cost; 3,606,833 and 3,621,435 shares at June 30, 2018 and December 31, 2017, respectively	(33,088)	(33,064)

Flotek Industries, Inc. stockholders’ equity	194,299	264,900
Noncontrolling interests	1	358

Total equity	194,300	265,258

TOTAL LIABILITIES AND EQUITY	$281,043	$329,888

Flotek Industries, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
	(in thousands, except per share data)		(in thousands, except per share data)
Revenue	$59,086	$85,177	$119,602	$165,131
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	46,738	58,574	92,439	110,199
Corporate general and administrative	8,665	11,155	17,158	23,426
Segment selling and administrative	6,872	9,386	13,996	19,695
Depreciation and amortization	3,025	2,991	6,027	6,023
Research and development	3,102	4,109	6,026	7,250
Loss on disposal of long-lived assets	5	214	62	412
Impairment of goodwill	37,180	—	37,180	—

Total costs and expenses	105,587	86,429	172,888	167,005

Loss from operations	(46,501)	(1,252)	(53,286)	(1,874)

Other (expense) income:
Interest expense	(640)	(549)	(1,156)	(1,145)
Loss on write-down of assets held for sale	(2,580)	—	(2,580)	—
Other (expense) income, net	(2,133)	237	(2,417)	391

Total other expense	(5,353)	(312)	(6,153)	(754)

Loss before income taxes	(51,854)	(1,564)	(59,439)	(2,628)
Income tax (expense) benefit	(23,537)	442	(15,885)	762

Loss from continuing operations	(75,391)	(1,122)	(75,324)	(1,866)
Loss from discontinued operations, net of tax	—	(2,704)	—	(13,937)

Net loss	(75,391)	(3,826)	(75,324)	(15,803)
Net loss attributable to noncontrolling interests	(357)	—	(357)	—

Net loss attributable to Flotek Industries, Inc. (Flotek)	$(75,034)	$(3,826)	$(74,967)	$(15,803)

Amounts attributable to Flotek shareholders:
Loss from continuing operations	$(75,034)	$(1,122)	$(74,967)	$(1,866)
Loss from discontinued operations, net of tax	—	(2,704)	—	(13,937)

Net loss attributable to Flotek	$(75,034)	$(3,826)	$(74,967)	$(15,803)

Basic earnings (loss) per common share:
Continuing operations	$(1.30)	$(0.02)	$(1.30)	$(0.03)
Discontinued operations, net of tax	—	(0.05)	—	(0.24)

Basic earnings (loss) per common share	$(1.30)	$(0.07)	$(1.30)	$(0.27)

Diluted earnings (loss) per common share:
Continuing operations	$(1.30)	$(0.02)	$(1.30)	$(0.03)
Discontinued operations, net of tax	—	(0.05)	—	(0.24)

Diluted earnings (loss) per common share	$(1.30)	$(0.07)	$(1.30)	$(0.27)

Weighted average common shares:
Weighted average common shares used in computing basic earnings (loss) per common share	57,869	57,854	57,566	57,764
Weighted average common shares used in computing diluted earnings (loss) per common share	57,869	57,854	57,566	57,764

Flotek Industries, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	6/30/2018	6/30/2017
Cash flows from operating activities:
Net loss attributable to Flotek Industries, Inc. (Flotek)	$(74,967)	$(15,803)
Loss from discontinued operations, net of tax	—	(13,937)

Loss from continuing operations	(74,967)	(1,866)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	6,027	6,023
Amortization of deferred financing costs	192	253
Provision for excess and obsolete inventory	1,942	280
Impairment of goodwill	37,180	—
Loss on write-down of assets held for sale	2,580	—
Loss on sale of assets	62	412
Stock compensation expense	4,385	6,653
Deferred income tax provision (benefit)	15,587	(7,329)
Reduction in tax benefit related to share-based awards	120	315
Changes in current assets and liabilities:
Accounts receivable, net	2,736	(12,874)
Inventories, net	(17,112)	(20,303)
Income taxes receivable	15	8,619
Other current assets	1,147	14,185
Accounts payable	3,675	(1,418)
Accrued liabilities	(2,556)	(180)
Income taxes payable	—	(10)
Interest payable	(19)	(3)

Net cash used in operating activities	(19,006)	(7,243)

Cash flows from investing activities:
Capital expenditures	(3,227)	(4,508)
Proceeds from sales of businesses	—	17,490
Proceeds from sale of assets	90	310
Purchase of patents and other intangible assets	(215)	(247)

Net cash (used in) provided by investing activities	(3,352)	13,045

Cash flows from financing activities:
Repayments of indebtedness	—	(9,833)
Borrowings on revolving credit facility	146,038	224,757
Repayments on revolving credit facility	(124,862)	(220,607)
Debt issuance costs	(98)	(106)
Purchase of treasury stock related to share-based awards	(24)	(1,335)
Proceeds from sale of common stock	247	368
Repurchase of common stock	—	(487)
Proceeds from exercise of stock options	—	20
Loss from noncontrolling interest	(357)	—

Net cash provided by (used in) financing activities	20,944	(7,223)

Discontinued operations:
Net cash used in operating activities	—	(794)
Net cash provided by investing activities	—	794

Net cash flows provided by discontinued operations	—	—

Effect of changes in exchange rates on cash and cash equivalents	(74)	20

Net decrease in cash and cash equivalents	(1,488)	(1,401)
Cash and cash equivalents at the beginning of period	4,584	4,823

Cash and cash equivalents at the end of period	$3,096	$3,422

Flotek Industries, Inc.

Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings

(in thousands, except per share data)

GAAP Income (Loss) from Continuing Operations and Reconciliation to Adjusted Net Income (Loss) (Non-GAAP)

	Three Months Ended		Six Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
	(in thousands, except per share data)
Income (Loss) from Continuing Operations (GAAP)	$(75,034)	$(1,122)	$(74,967)	$(1,866)
Deferred Tax Asset Valuation Allowance	22,767	—	21,621	—
Select Items Impacting Earnings, net of tax	32,719	540	33,509	1,194

Adjusted Net Income (Loss) (Non-GAAP)	$(19,548)	$(582)	$(19,837)	$(672)

Weighted Average Shares Outstanding (Fully Diluted)	57,869	57,854	57,566	57,764

Adjusted Earnings (Loss) Per Share (Fully Diluted)	$(0.34)	$(0.01)	$(0.34)	$(0.01)

Select Items Impacting Earnings

Executive Retirement:
Stock Compensation Expense	—	636	—	887
Cash Payments	—	194	—	950
Inventory Write-down	—	—	1,000	—
Impairment of Goodwill	37,180	—	37,180	—
Loss on Write-down of Assets Held For Sale	2,580	—	2,580	—
Discontinuation of Corporate Projects	1,220	—	1,220	—
Expenses Relating to Closing of Business Venture	436	—	436	—

Total Select Items	$41,416	$830	$42,416	$1,837

Less income tax effect at 21% for 2018 and 35% for 2017	(8,697)	(290)	(8,907)	(643)

Select Items Impacting Earnings, net of tax	$32,719	$540	$33,509	$1,194

*

Management believes that adjusted Net Income for the three and six months ended June 30, 2018, and June 30, 2017, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

Flotek Industries, Inc.

Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings

(in thousands)

GAAP Income (Loss) from Continuing Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended		Six Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
	(in thousands)
Income (Loss) from Continuing Operations (GAAP)	$(75,034)	$(1,122)	$(74,967)	$(1,866)
Interest Expense	640	549	1,156	1,145
Income Tax Expense (Benefit)	23,537	(442)	15,885	(762)
Depreciation and Amortization	3,025	2,991	6,027	6,023

EBITDA (Non-GAAP)	$(47,832)	$1,976	$(51,899)	$4,540

Stock Compensation Expense	2,421	3,604	4,385	6,653
Loss on Sale of Assets	5	214	62	412
Cash Executive Retirement Expense	—	194	—	950
Inventory Write-down	—	—	1,000	—
Impairment of Goodwill	37,180	—	37,180	—
Loss on Write-down of Assets Held For Sale	2,580	—	2,580	—
Discontinuation of Corporate Projects	1,220	—	1,220	—
Expenses Relating to Closing of Business Venture	436	—	436	—

Adjusted EBITDA (Non-GAAP)	$(3,990)	$5,988	$(5,036)	$12,555

*

Management believes that adjusted EBITDA for the three and six months ended June 30, 2018, and June 30, 2017, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

Flotek Industries, Inc.

Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings

(in thousands)

GAAP Segment Net Income and Reconciliation to Segment Adjusted EBITDA (Non-GAAP)

	Energy Chemistry Technologies				Consumer and Industrial Chemistry Technologies
	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017	6/30/2018	6/30/2017	6/30/2018	6/30/2017
	(in thousands)				(in thousands)
Segment Net Income (GAAP)	$(37,930)	$9,300	$(38,096)	$17,848	$640	$1,217	$3,079	$4,921
Interest Expense (a)	—	—	—	—	—	—	—	—
Income Tax Expense (a)	—	—	—	—	—	—	—	—
Depreciation and Amortization	1,797	1,795	3,566	3,644	682	583	1,351	1,162

Segment EBITDA (Non-GAAP)	$(36,133)	$11,095	$(34,530)	$21,492	$1,322	$1,800	$4,430	$6,083

Stock Compensation Expense	200	562	406	1,068	64	190	128	291
R&I Allocation	2,949	3,985	5,704	7,019	153	124	322	230
Loss on Sale of Assets	5	214	62	412	—	—	—	—
Inventory Write-down	—	—	1,000	—	—	—	—	—
Impairment of Goodwill	37,180	—	37,180	—	—	—	—	—

Segment Adjusted EBITDA (Non-GAAP)	$4,201	$15,856	$9,822	$29,991	$1,539	$2,114	$4,880	$6,604

(a)	Interest Expense and Tax Expense are recorded at the Corporate level and not allocated to segments.
*

Management believes that adjusted EBITDA for the three and six months ended June 30, 2018, and June 30, 2017, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

Investor Inquiries, contact:

Matthew Marietta

Executive Vice President

Finance & Corporate Development

E: MMarietta@flotekind.com

P: (713) 726-9911

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

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